Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: 1-704-558-3068
E: InvestorRelations@AltisourceAMC.com

Altisource Asset Management Corporation Reports Third Quarter 2019 Results

CHRISTIANSTED, U.S. Virgin Islands, November 6, 2019 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced financial and operating results for the third quarter of 2019.

Third Quarter 2019 Highlights and Recent Developments

•	Increased Front Yard Residential Corporation's (“Front Yard”) rental revenues by 5% to $50.8 million compared to the third quarter of 2018.

•	Managed Front Yard's sale of 126 non-core homes for proceeds of $22.6 million and a $2.1 million gain over carrying value.

•	Negotiated the settlement of the last remaining significant litigation outstanding against Front Yard for $10 million after insurance proceeds.

“During the quarter we made substantial progress in addressing Front Yard's operational challenges arising from the internalization of property management,” stated George Ellison, Chief Executive Officer. “While this impacted Front Yard's results in the third quarter, we are seeing improved metrics in October that we expect will drive stronger results in the fourth quarter.”

Third Quarter 2019 Financial Results

AAMC’s net loss attributable to common stockholders for the third quarter of 2019 was $3.6 million, or $2.25 per diluted common share, which included a $(1.1) million change in the fair value of its shares of Front Yard common stock, compared to a net loss of $1.2 million, or $0.75 per diluted common share, which included a $0.7 million change in the fair value of its shares of Front Yard common stock, for the third quarter of 2018.

AAMC's net loss attributable to common stockholders for the nine months ended September 30, 2019 was $1.2 million, or $0.77 per diluted common share, which included a $4.6 million change in the fair value of its shares of Front Yard common stock, compared to a net loss attributable to common stockholders of $6.7 million, or $4.19 per diluted common share, which included a $(1.6) million change in the fair value of its shares of Front Yard common stock, for the nine months ended September 30, 2018.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC’s ability to implement its business plan; AAMC's ability to leverage strategic relationships on an efficient and cost-effective basis; AAMC's and Front Yard's ability to compete; Front Yard’s ability to implement its business plan; general economic and market conditions; governmental regulations, taxes and policies; AAMC's ability to generate adequate and timely sources of liquidity and financing for itself or Front Yard; Front Yard’s ability to sell non-core assets on favorable terms or at all; AAMC's ability to identify and acquire assets for Front Yard’s portfolio; Front Yard’s ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; AAMC’s ability to integrate newly acquired rental assets into Front Yard’s portfolio; the ability to effectively manage the performance of Front Yard’s internal property manager at the level and/or the cost that it anticipates; the failure of third party vendors to effectively perform their obligations under their respective agreements with AAMC or Front Yard; the effects of potential redemptions of our Series A Preferred Stock commencing in March 2020, including our ability to pay with funds legally available therefor or renegotiate the terms thereof; our failure to maintain Front Yard’s qualification as a REIT; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Revenues:
Management fees from Front Yard	$3,584	$3,613	$10,686	$10,984
Conversion fees from Front Yard	—	35	29	151
Expense reimbursements from Front Yard	250	286	920	767
Total revenues	3,834	3,934	11,635	11,902
Expenses:
Salaries and employee benefits	4,219	4,605	12,875	13,343
Legal and professional fees	389	474	2,087	1,293
General and administrative	1,099	993	3,018	2,783
Total expenses	5,707	6,072	17,980	17,419
Other income (loss):
Change in fair value of Front Yard common stock	(1,072)	698	4,597	(1,641)
Dividend income on Front Yard common stock	244	244	731	731
Other income	63	58	116	150
Total other (loss) income	(765)	1,000	5,444	(760)
Loss before income taxes	(2,638)	(1,138)	(901)	(6,277)
Income tax expense	885	17	173	309
Net loss attributable to stockholders	(3,523)	(1,155)	(1,074)	(6,586)
Amortization of preferred stock issuance costs	(52)	(52)	(155)	(155)
Net loss attributable to common stockholders	$(3,575)	$(1,207)	$(1,229)	$(6,741)

Loss per share of common stock – basic:
Loss per basic common share	$(2.25)	$(0.75)	$(0.77)	$(4.19)
Weighted average common stock outstanding – basic	1,590,739	1,613,413	1,587,448	1,609,932

Loss per share of common stock – diluted:
Loss per diluted common share	$(2.25)	$(0.75)	$(0.77)	$(4.19)
Weighted average common stock outstanding – diluted	1,590,739	1,613,413	1,587,448	1,609,932

Altisource Asset Management Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	September 30, 2019	December 31, 2018
	(unaudited)
Current assets:
Cash and cash equivalents	$21,558	$27,171
Short-term investments	955	584
Front Yard common stock, at fair value	18,779	14,182
Receivable from Front Yard	4,168	3,968
Prepaid expenses and other assets	2,010	1,552
Total current assets	47,470	47,457

Non-current assets:
Right-of-use lease assets	4,458	—
Other non-current assets	1,708	1,910
Total non-current assets	6,166	1,910
Total assets	$53,636	$49,367

Current liabilities:
Accrued salaries and employee benefits	$4,809	$5,583
Accounts payable and accrued liabilities	1,204	1,188
Short-term lease liabilities	242	—
Total current liabilities	6,255	6,771
Long-term lease liabilities	4,291	—
Total liabilities	10,546	6,771

Commitments and contingencies	—	—

Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of September 30, 2019 and December 31, 2018; redemption value $250,000	249,907	249,752

Stockholders' deficit:
Common stock, $0.01 par value, 5,000,000 authorized shares; 2,886,009 and 1,590,739 shares issued and outstanding, respectively, as of September 30, 2019 and 2,862,760 and 1,573,691 shares issued and outstanding, respectively, as of December 31, 2018	29	29
Additional paid-in capital	44,111	42,245
Retained earnings	25,252	26,558
Accumulated other comprehensive loss	(20)	—
Treasury stock, at cost, 1,295,270 shares as of September 30, 2019 and 1,289,069 shares as of December 31, 2018	(276,189)	(275,988)
Total stockholders' deficit	(206,817)	(207,156)
Total liabilities and equity	$53,636	$49,367